UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2005

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Chief Executive Officer Compensation. On April 21, 2005, at a meeting of the Compensation and Organization Committee of the Board of Directors of the Company (the “Committee”), the Committee approved an increase in the base salary of Mr. Gregory T. Lucier, the Company’s Chief Executive Officer. Specifically, effective as of April 25, 2005, Mr. Lucier’s new base salary was set by the Committee at $875,000. The Committee also approved a lump sum cash bonus, in the amount of $23,077, to be paid to Mr. Lucier, which represents the unpaid increase in base salary from January 1, 2005 through April 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation
(Registrant)
Date April 25, 2005

/s/ David F. Hoffmeister
David F. Hoffmeister Sr. Vice President, Chief Financial Officer